SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2006

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-11550 (Commission file Number)	36-3207413 (IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ 08830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2006, upon the closing of the previously-announced acquisition (the “Acquisition”) of Vela Pharmaceuticals Inc. (“Vela”) by Pharmos Corporation (the “Company”), the Company entered into a Registration Rights Agreement with the former shareholders of Vela who received shares of the Company’s common stock in the Acquisition. Pursuant to the Registration Rights Agreement, the Company will register such shares for resale on a Form S-3 with the Securities and Exchange Commission. Under the agreement, sales of the 6.5 million shares issued at the closing and any milestone shares issued during the twelve months following the date of the closing shall be restricted as follows: none of such shares may be sold for a period of six months following the closing; one-half of such shares may be sold commencing six months after the closing; and all of the shares may be sold commencing one year after the closing. The form of the Registration Rights Agreement is attached as Exhibit 4.1 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 25, 2006, the Company completed the Acquisition. At the closing of the Acquisition, the Company made an initial payment of approximately $6.2 million in cash to, or on behalf of, former shareholders of Vela and issued 6.5 million shares of the Company’s common stock. The Acquisition also includes the potential future payment of up to $8 million in cash and issuance of up to 13.5 million additional shares of the Company’s common stock contingent on achieving specific clinical milestones over the next twelve years. A press release relating to the closing of the Acquisition is attached as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

1. Under the terms of the Agreement and Plan of Merger relating to the Acquisition, three major shareholders of Vela were each given the right to designate a new appointee to the Company’s Board of Directors, subject to the approval of the Company’s Board, with such new appointees to join the Company’s Board immediately after the closing of the Acquisition. On October 25, 2006, Srinivas Akkaraju, Anthony B. Evnin and Charles W. Newhall, III, each of whom had been designated by the former Vela shareholders, were appointed to the Company’s Board of Directors.

2. Under the terms of the Settlement Agreement between the Company and Lloyd I. Miller, III, dated as of August 31, 2006, the Company agreed to appoint Mr. Miller (or his designee) to the Company’s Board of Directors upon the closing of the Acquisition. On October 25, 2006, Mr. Miller was appointed to the Company’s Board. Pursuant to the terms of the Settlement Agreement, the Company paid Mr. Miller approximately

$490,000 as reimbursement of his actual, documented out-of-pocket fees and expenses related to the proxy dispute between the Company and Mr. Miller and the related litigation.

Item 7.01 Regulation FD Disclosure.

On October 26, 2006, the Company issued the press release attached hereto as Exhibit 99.2 in connection with an upcoming presentation by the Company.

Item 9.01 Financial Statements and Exhibits.

Financial statements of businesses acquired.

The information required by this item will be filed by amendment to this report no later than January 10, 2007.

Pro forma financial information.

The information required by this item will be filed by amendment to this report no later than January 10, 2007.

Exhibits

4.1	Registration Rights Agreement, dated as of October 25, 2006, by and among Pharmos Corporation and the Representatives named therein.

99.1	Press release of Pharmos Corporation, dated October 25, 2006.

99.2	Press release of Pharmos Corporation, dated October 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of October, 2006.

PHARMOS CORPORATION By: /s/ S. Colin Neill Name: S. Colin Neill Title: Senior Vice President and Chief Financial Officer